UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2012


                                  STEVIA CORP.
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                    333-152365                    98-0537233
(State or Other Jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)

              7117 US 31 S
            Indianapolis, IN                                        46227
(Address of Principal Executive Office)                           (Zip Code)

       Registrant's telephone number, including area code: (888) 250-2566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 31, 2012, Stevia Corp. (the "Company") entered into a Proprietary Formulation & Supply Agreement (the "Supply Agreement") with Guangzhou Health China Technology Development Company Limited ("Deli"), pursuant to which Deli will provide the Company with certain exclusive formulations and proprietary feed supplements, fertilizer ingredients and other products utilizing stevia components (the "Products").

     There are no minimum purchase guarantees in the Supply Agreement and order quantities shall be specified in individual purchase orders and agreed upon between the Company and Deli. The Company and Deli will periodically review and agree to revisions to the established prices for the Products.

     The Supply Agreement has an initial term of five years, subject to early termination by the non-breaching party for a material breach of the Supply Agreement or in the event the parties are not able to agree upon Product specifications or pricing upon the periodic review of such provisions.

     The foregoing description is qualified in its entirety by reference to the Supply Agreement, a copy of which appears as Exhibit 10.1 to this Form 8-K and is incorporated by reference to this Item 1.01.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On March 31, 2012, the Company entered into a Termination Agreement (the "Termination Agreement") with Agro Genesis Pte Ltd ("Agro Genesis"), whereby the Company and Agro Genesis agreed to terminate the Agribusiness Development Agreement, dated July 16, 2011 (the "Development Agreement"), and release each other from any further obligations under the Development Agreement.

     The Company's entry into the Supply Agreement with Deli is expected to provide the Company with similar, but more expansive propagation and cultivation technologies, and as a result, the Company has deemed the Development Agreement with Agro Genesis to be unnecessary.

     Under the terms of the Development Agreement, the Company engaged Agro Genesis to be the Company's technology provider consultant for stevia propagation and cultivation in Vietnam, and potentially other countries for a period of two years. For its services, Agro Genesis was to receive a fee of up to 275,000 Singapore dollars, plus related expenses.

     Additionally, the Company was to be Agro Genesis' exclusive distributor for its G-Farm system for stevia growing resulting. Agro Genesis was to receive a commission of no less than two percent of the price paid for crops other than stevia, from cropping systems that utilized the G-Farm system.

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     On August 26, 2011, the Company and Agro Genesis mutually agreed to add to the Development Agreement budget $100,000 per annum for one, on-site resident Agro Genesis expert for two years, effective September 1, 2011.

     The foregoing description is qualified in its entirety by reference to the Termination Agreement, a copy of which appears as Exhibit 10.2 to this Form 8-K and is incorporated by reference to this Item 1.02.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                        Description
-----------                        -----------
10.1         Proprietary Formulation & Supply Agreement, dated March 31, 2012

10.2         Termination Agreement, dated March 31, 2012

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012                     STEVIA CORP.


                                        By: /s/ George Blankenbaker
                                            ------------------------------------
                                            George Blankenbaker
                                            President


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